Exhibit 99.2

Napo Pharmaceuticals All Correspondence to: Computershare Investor Services (Jersey) Limited c/o The Pavilions, Bridgwater Road, Bristol, BS99 6ZY Form of Proxy - Special Meeting to be held on 27 July 2017 Cast your Proxy online 24/7...It's fast, easy and secure! www.investorcentre.co.uk/eproxy Control Number: 914510 SRN: PIN: You will be asked to enter the Control Number, Shareholder Reference Number (SRN) and PIN and agree to certain terms and conditions. Invest in our environment...Register at www.investorcentre.co.uk Register today and make a positive impact by managing your shareholding online, the easy way! To be effective, all proxy appointments must be lodged with the Company’s Registrars at: Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY by 25 July 2017 at 5.00 pm (UK time). Explanatory Notes: 1. Every holder has the right to appoint some other person(s) of their choice, who need not be a shareholder, as his proxy to exercise all or any of his rights, to attend, speak and vote on their behalf at the meeting. If you wish to appoint a person other than the Chairman, please insert the name of your chosen proxy holder in the space provided (see reverse). If the proxy is being appointed in relation to less than your full voting entitlement, please enter in the box next to the proxy holder's name (see reverse) the number of shares in relation to which they are authorised to act as your proxy. If returned without an indication as to how the proxy shall vote on any particular matter, the proxy will exercise his discretion as to whether, and if so how, he votes (or if this proxy form has been issued in respect of a designated account for a shareholder, the proxy will exercise his discretion as to whether, and if so how, he votes). To appoint more than one proxy, an additional proxy form(s) may be obtained by contacting the Registrar's helpline on 0370 707 4040 or you may photocopy this form. Please indicate in the box next to the proxy holder's name (see reverse) the number of shares in relation to which they are authorised to act as your proxy. Please also indicate by marking the box provided if the proxy instruction is one of multiple instructions being given. All forms must be signed and should be returned together in the same envelope. The 'Vote Withheld' option overleaf is provided to enable you to abstain on any particular resolution. However, it should be noted that a 'Vote Withheld' is not a vote in law and will not be counted in the calculation of the proportion of the votes 'For' and 'Against' a resolution. 4. Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, entitlement to attend and vote at the meeting and the number of votes which may be cast thereat will be determined by reference to the Register of Members of the Company at close of business on the day which is two days before the day of the meeting. Changes to entries on the Register of Members after that time shall be disregarded in determining the rights of any person to attend and vote at the meeting. The above is how your address appears on the Register of Members. If this information is incorrect please ring the Registrar's helpline on 0370 707 4040 to request a change of address form or go to www.investorcentre.co.uk to use the online Investor Centre service. Any alterations made to this form should be initialled. The completion and return of this form will not preclude a member from attending the meeting and voting in person. 5. 6. 7. 2. 3. Kindly Note: This form is issued only to the addressee(s) and is specific to the unique designated account printed hereon. This personalised form is not transferable between different: (i) account holders; or (ii) uniquely designated accounts. The Company and Computershare Investor Services (Jersey) Limited accept no liability for any instruction that does not comply with these conditions. SG151 141911_135417_RUN_ONS/000001/000001/SG151//i

Form of Proxy Please complete this box only if you wish to appoint a third party proxy other than the Chairman. Please leave this box blank if you want to select the Chairman. Do not insert your own name(s). I/We hereby appoint the Chairman of the Meeting OR the person indicated in the box above as my/our proxy to attend, speak and vote in respect of my/our full voting entitlement* on my/our behalf at the Special Meeting of NAPO PHARMACEUTICALS INC to be held at 201 Mission Street, Suite 2375, San Francisco, CA94105 on 27 July 2017 at 9.00 am California time, and at any adjourned meeting. * For the appointment of more than one proxy, please refer to Explanatory Note 2 (see front). Please use a black pen. Mark with an X inside the box as shown in this example. Please mark here to indicate that this proxy appointment is one of multiple appointments being made. Vote Withheld Ordinary Resolutions For Against 1. Approval of the Agreement and Plan of Merger 2. Approval to Adjourn the Special Meeting if Necessary or Advisable to Permit Further Solicitation of Proxies in the Event There Are Not Sufficient Votes at the Time of the Special Meeting to Approve the Merger Agreement Described in Proposal 1 I/We instruct my/our proxy as indicated on this form. Unless otherwise instructed the proxy may vote as he or she sees fit or abstain in relation to any business of the meeting. Signature Date In the case of a corporation, this proxy must be given under its common seal or be signed on its behalf by an attorney or officer duly authorised, stating their capacity (e.g. director, secretary). H 7 0 9 0 2 N A P *